Exhibit 15

                      TRANSACTION IN SHARES OF THE COMPANY

                     The Reporting Persons engaged in the following transactions in Shares of the Company during the past 60 days or since the most recent filing on Schedule 13D, whichever is less. All transactions were on the New York Stock Exchange.


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Reporting Person
With Direct                                                                                Price Per
Beneficial                    Date of              Type of            Number of            Share (Excluding
Ownership                   Transaction          Transaction           Shares              Commission)
-----------------           -----------          -----------           ------              -----------
Greenway                     12/29/00               sale              (400,000)            $8.0625
Greenbelt                    12/29/00               sale              (40,000)             $8.0625
Greenbelt                    12/29/00             purchase             240,000             $8.0625
Kingsley                     12/29/00             purchase             200,000             $8.0625
Greenbelt                    01/08/01             purchase             10,100              $8.9969
Greenbelt                    01/09/01             purchase             10,000              $8.9375
Greenbelt                    01/10/01             purchase             30,000              $9.0000


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